                          REGISTRATION RIGHTS AGREEMENT


                  Registration Rights Agreement ("Agreement") dated as of October 1, 1998, among Frontline Communications Corp., a Delaware corporation (the "Company"), and the stockholders listed on the signature pages (each a "Holder" and collectively, the "Holders").

                                    RECITALS

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                  WHEREAS, the Company issued to the Holders on even date herewith an aggregate of ten (10) shares of the Company's Preferred Stock (the "Preferred Stock"), convertible into up to an aggregate number of shares of the common stock, par value $.01 per share, of the Company having a market value of $1,000,000 but not to exceed an aggregate of 250,000 shares of common stock (the "Conversion Shares"), as more particularly provided for in the Stock Purchase Agreement of even date herewith among the Company, WOWFactor, Inc. and each of the Holders (the "Purchase Agreements"); and

                  WHEREAS, it is a condition to the performance of the Holders' obligations under the Purchase Agreement that the Company enter into this Agreement with the Holders with respect to the Conversion Stock held by the Holders.

                  NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants herein contained, the parties hereto do hereby agree as follows:

                  1.       Piggyback Registration.

                           (a)      If, at any time during the period commencing
July 15, 1999 and ending July 15, 2000, the Company proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders, other than in connection with a merger, acquisition or pursuant to a registration statement on Form S-4 or Form S-8 or any successor form (for purposes of this Article 1, a "Registration Statement"), the Company will give written notice of its intention to do so by certified mail ("Notice"), at least fifteen (15) days prior to the filing of each such Registration Statement, to the Holder. Upon the written request of the Holder, made within ten (10) days after receipt of the Notice, that the Company include any of the Holder's Conversion Shares in the proposed Registration Statement, the Company shall, as to the Holder, use reasonable efforts to effect the registration under the Securities Act of the Conversion Shares which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Holder (other than any commission, discounts or counsel fees payable by the Holder, as further provided in Section 3(c) hereof); provided, however, that if, the Piggyback Registration is in connection with an underwritten public offering and in the written opinion of the Company's underwriter or managing underwriter of the underwriting group, if any, for such offering, the inclusion of all or a portion of the Conversion Shares requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), if any, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise having an adverse effect on the offering, then the Company may exclude from such offering all or a portion of the Conversion Shares which it has been requested to register.

                           (b)      Notwithstanding the preceding provisions of
this Section, the Company shall have the right at any time after it shall have given written notice pursuant to this Section (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

                           (c)      Notwithstanding anything contained herein to
the contrary, the Company shall have no obligation under this Section 1 to register the Conversion Shares if the Company receives an opinion of counsel that Rule 144 promulgated under the Securities Act is available to the Holder.

                  2. Covenants of the Company With Respect to Registration. The Company hereby covenants and agrees as follows:

                           (a)      The Company shall use reasonable efforts to
cause the Registration Statement to become effective as promptly as possible under the circumstances at the time prevailing and, if any stop order shall be issued by the Commission in connection therewith, to use its reasonable efforts to obtain the removal of such order.

                           (b)      Following the effective date of a
Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Securities Act, and other documents necessary or incidental to the public offering of the Conversion Shares as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the

Holder's Conversion Shares. The obligations of the Company hereunder with respect to the Holder's Conversion Shares are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Conversion Shares and the terms of the Holder's offering of such shares as the Company may request.

                           (c)      The Company will pay all costs, fees and
expenses in connection with all Registration Statements filed pursuant to
Section 1 hereof, including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, selling commissions or selling fees applicable to the Conversion Shares sold by the Holder pursuant thereto.

                           (d)      The Company will use reasonable efforts to
qualify or register the Conversion Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction) or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, except as may be required by the Securities Act and its rules and regulations.

                  3. Covenant of the Holder.

                           The Holder, upon receipt of notice from the
Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Conversion Shares until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

                  4.  Indemnification.

                           (a)  The Company shall indemnify, defend and hold
harmless the Holder and such person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement of a material fact contained in the Registration Statement, or caused by or arising out of any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holder or the trustees thereof expressly for use therein; provided, however, that the indemnification in this Section shall not inure to the benefit of the Holder on account of any such loss, claim, damage or liability arising from the sale of Conversion Shares by the Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser prior to such sale. The Holder(s) and their successors and assigns shall at the same time, severally and jointly, indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the Registration Statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but solely with respect to such losses, claims, damages or liabilities caused by any untrue statement or omissions based upon information furnished or required to be furnished in writing to the Company by the Holder expressly for use in the Registration Statement.

                  5.  Governing Law.

                           (a)  This Agreement shall be governed as to
validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New York, without giving effect to the choice of law rules thereof.

                           (b)  Each of the Company and the Holder hereby
irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Courts has been brought in an inconvenient forum.

                  6. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by express, registered or certified mail, postage prepaid, return receipt requested, as follows:

                  If to the Company, at:

                         Frontline Communications Corp.
                         One Blue Hill Plaza, Suite 1548
                         Pearl River, New York 10965

                  with a copy of the same to:

                         Tenzer Greenblatt L.L.P.
                         405 Lexington Avenue
                         23rd Floor
                         New York, NY  10174
                         Attn: Kenneth Selterman, Esq.

                  If to the Holder(s), at that address set forth under their name on the signature page.

                  with a copy of the same to:

                         Reed Smith Shaw & McClay, LLP
                         Princeton Forrestal Village
                         136 Main Street, Suite 250
                         Princeton, NJ 08543
                         Attn: Michael P. Weiner, Esq.

                  Or such other address as has been indicated by either party in accordance with a notice duly given in accordance with the provisions of this Section.

                  7. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holders.

                  8. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                  9. Assignment; Binding Effect; Benefits. The Holder may not assign the Holder's rights hereunder without the prior written consent of the Company, which consent may be given or withheld for any reason and any attempted assignment without having obtained such prior written notice shall be void and of no force and effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and the permitted assigns, heirs and legal representatives of the Holder and the Company and its successors. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

                 10. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                 11. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                 12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                           [signature page to follow]

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

Company:                    FRONTLINE COMMUNICATIONS CORP.


                            By:_________________________________________________
                               Name:
                               Title:

Holders:                    MARGARET McGILLIN

                            Address:____________________________________________
                                    ____________________________________________
                            Number of shares of Preferred
                            Stock:______________________________________________

                            KATHLEEN VALKOVIC

                            Address:____________________________________________
                                    ____________________________________________
                            Number of shares of Preferred
                            Stock:______________________________________________

                            ELEANOR McGILLIN

                            Address:____________________________________________
                                    ____________________________________________
                            Number of shares of Preferred
                            Stock:______________________________________________


                            PATRICK MURPHY

                            Address:____________________________________________
                                    ____________________________________________
                            Number of shares of Preferred
                            Stock:______________________________________________

                            HEATHER KOROSTOFF MURRAY

                            Address:____________________________________________
                                    ____________________________________________
                            Number of shares of Preferred
                            Stock:______________________________________________

                            ROSEMARY MURPHY

                            Address:____________________________________________
                                    ____________________________________________
                            Number of shares of Preferred
                            Stock:______________________________________________

                            GREGORY HILL

                            Address:____________________________________________
                                    ____________________________________________
                            Number of shares of Preferred
                            Stock:______________________________________________

                            CHUCK OGLE

                            Address:____________________________________________
                                    ____________________________________________
                            Number of shares of Preferred
                            Stock:______________________________________________

                            BRIAN McGILLIN

                            Address:____________________________________________
                                    ____________________________________________
                            Number of shares of Preferred
                            Stock:______________________________________________

                            PATRICIA SLABY

                            Address:____________________________________________
                                    ____________________________________________
                            Number of shares of Preferred
                            Stock:______________________________________________